Exhibit 99.1

xG Technology Reports First Quarter 2016 Results and Conference Call

Sarasota, Florida—May 23, 2016 —xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leader in providing critical wireless communications for use in challenging operating environments, announced its results for the first quarter ended March 31, 2016. Management will hold a conference call to discuss these results on May 24, 2016 at 5:00 p.m. Eastern Time (details below).

Key Recent Accomplishments

•	Completed the acquisition of certain assets and liabilities that constitute the business of Integrated Microwave Technologies, LLC (IMT), which has become a business unit of xG. The acquisition enables xG to realize immediate and long-term financial, operational and technological benefits.

•	Received a sole source award to supply the U.S. Army Intelligence Electronic Warfare Test Directorate (IEWTD) with xMax cognitive networking equipment that will serve as a mobile tactical communications infrastructure.

•	Was awarded two new patents:

o	“Method to Enable Rapid Scanning by Cognitive Radios”—an approach for simultaneously maintaining both end user Quality of Service (QoS) levels and the flexibility and agility required in an on-the-move cognitive wireless network.

o	“MIMO Antenna Design Used in Fading Environments,”—an intelligent antenna design than helps maintain robust, reliable and resilient links despite adverse spectral conditions.

George Schmitt, CEO and Chairman of the Board of xG Technology, said, “In Q1 2016, xG realized two key accomplishments that set the stage for executing on future growth opportunities for the company. Most important, our acquisition of the IMT business unit is enabling impressive synergies between the two business units in the following areas: onsite product hardware manufacturing and development, cross-marketing of each company’s respective solutions and alignment of technology and product development roadmaps. Moreover, integrating the operations of IMT and xG is resulting in substantial costs savings that will help xG realize its next stage of growth.”

Mr. Schmitt continued, “The second major accomplishment we realized was the sole-source award xG received from the US Army. It underscored the appeal of xG’s industry-leading interference mitigation technologies, which remain unmatched in their ability to support mission-critical operations with a tactical broadband communications solution. We look forward to building on this order and working closely with military and public safety entities to ensure they have at their disposal the resilient, robust and secure capabilities that xMax delivers.”

Roger Branton, CFO of xG Technology, said, “We are pleased to note that xG realized record quarterly revenue in Q1 2016, of which two months of revenue is attributable to IMT as the acquisition closed on January 29, 2016. We expect the strong revenue achieved in Q1 to continue in the Q2 period. The cost reduction initiatives we began during Q1 2016 (which were announced after the close of the quarter) have further reduced xG’s overall monthly operating expenses to approximately $500,000 on the xMax brand. This has strengthened xG’s financial foundation and ability to profitably pursue new business opportunities and initiatives going forward.”

Review of Results

Total first quarter 2016 revenues were $929,000 compared to $584,000 revenue in the first quarter of 2015. Revenue generated from equipment sales totaled $910,000 and revenue from consulting revenue totaled $19,000.

First quarter operating loss was $4.6 million compared to operating loss of $4.0 million in the first quarter of 2015.

Net loss attributable to common shareholders was $4.4 million, or $(0.18) per share compared to $4.6 million, or $(1.54) per share in the first quarter of 2015.

xG ended first quarter 2016 with $484,000 in cash compared to $368,000 at December 31, 2015.

xG continues to actively evaluate various alternatives of financing in order to obtain additional capital to allow the Company to deliver its products, including further stock sales.

Financial Results Conference Call Details

xG management will hold a conference call to discuss xG’s Q1 2016 results on May 24, 2016 at 5:00 p.m. Eastern Time. To participate in the conference call, please call 877-870-4263 (toll free) or 1-412-317-0790 (international call-in) and ask to join the xG Technology call. For those who cannot participate in the call, an audio replay will be available on xG’s website at http://www.xgtechnology.com/about-xg-technology/investor-information/

About xG Technology, Inc.

Founded in 2002, xG Technology has created a broad portfolio of intellectual property that enables always-available, always-connected and always-secure voice, broadband data and video communications. The company is the developer of xMax, a patented all-IP software-defined cognitive radio network that delivers mission-assured wireless connectivity in any RF environment. xMax provides a solution to the challenges of interoperability, survivability and flexibility in expeditionary and critical communications networks. xMax can be deployed as fixed or mobile infrastructure to enhance and integrate seamlessly with legacy communications systems, both private and commercial. Access and priority can be controlled, and in the event of congestion, failure or denial of access to commercial networks, xMax provides a fully secure, scalable, private and highly resilient network for essential communications – all at zero bandwidth cost.

xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). These and other technologies make xMax ideal for wide area, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xG offers solutions for numerous industries worldwide, including military, emergency response and public safety, telemedicine, urban and rural wireless broadband, utilities, and critical infrastructure.

xG's Integrated Microwave Technologies (IMT) business unit further supports xG's military and public safety customers with its mission-critical wireless video solutions. IMT is a leader in advanced digital microwave systems and a provider of engineering, integration, installation and commissioning services serving the MAG (Military, Aerospace & Government), broadcast, and sports & entertainment markets.  IMT’s product lines include digital broadcast microwave video systems and compact microwave video equipment for licensed and license-free applications. More information on IMT can be found at www.imt-solutions.com.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035

Investor and Analyst Relations
James Woodyatt
xG Technology
james.woodyatt@xgtechnology.com
(954) 572-0395

xG TECHNOLOGY, INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2016	2015
Revenue	$929	$584
Cost of revenue and operating expenses
Cost of components and personnel	426	330
Inventory valuation adjustments	70	—
General and administrative expenses	2,038	1,719
Research and development expenses	1,660	1,550
Amortization and depreciation	1,352	960
Total cost of revenue and operating expenses	(5,546)	4,559
Loss from operations	(4,617)	(3,975)
Other income (expense)
Changes in fair value of derivative liabilities	514	485
Bargain purchase gain	512	—
Interest expense	(472)	(47)
Total other income	554	438
Net loss	$(4,063)	$(3,537)
Dividends and deemed dividends	370	1,070
Net loss attributable to common shareholders	$(4,433)	$(4,607)
Basic and diluted net loss per share	$(0.18)	$(1.54)
Weighted average number of shares outstanding basic and diluted	24,788	2,998

xG TECHNOLOGY, INC.
CONDENSED BALANCE SHEETS
(IN THOUSANDS EXCEPT PER SHARE DATA)

	March 31, 2016 (unaudited)	December 31, 2015
ASSETS
Current assets
Cash	$484	$368
Accounts receivable, net of allowance of $105 and $87 ($138 and $138 from related party, respectively)	1,210	641
Inventories, net	3,196	777
Prepaid expenses and other current assets	117	15
Total current assets	5,007	1,801
Inventories, net	2,078	2,078
Property and equipment, net	855	792
Intangible assets, net	11,121	11,903
Total assets	$19,061	$16,574
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,493	$1,196
Accrued expenses	766	252
Accrued interest ($93 and $56 due to related party)	180	137
Due to related parties	466	324
Deferred revenue and customer deposits	294	149
Deferred rent	141	—
Payment to IMT	500	—
Convertible notes payable	—	781
Obligation under capital leases	54	54
Derivative liabilities	938	1,284
Total current liabilities	4,832	4,177
Long-term obligation under capital leases, net of current portion	94	106
Payment to IMT, net of current portion	2,500	—
Convertible note payable	2,000	2,000
Total liabilities	9,426	6,283
Commitments and contingencies
Series B convertible preferred stock – $0.00001 par value per share: 5,000,000 and 0 shares designated at March 31, 2016 and December 31, 2015; 1,664,853 and 0 issued and outstanding as of March 31, 2016 and December 31, 2015 (liquidation preference of $1,664,853 and $0 at March 31, 2016 and December 31, 2015)	1,151	—
Total convertible preferred stock	1,151	—
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized as of March 31, 2016 and December 31, 2015; 1,664,853 and 0 issued or outstanding as of March 31, 2016 and December 31, 2015	—	—
Common stock, – $0.00001 par value, 100,000,000 shares authorized, 43,257,037 and 20,227,701 shares issued and 43,256,808 and 20,227,472 outstanding as of March 31, 2016 and December 31, 2015, respectively	—	—
Additional paid in capital	200,966	198,710
Treasury stock, at cost – 229 shares at March 31, 2016 and December 31, 2015, respectively	(22)	(22)
Accumulated deficit	(192,460)	(188,397)
Total stockholders’ equity	8,484	10,291
Total liabilities and stockholders' equity	$19,061	$16,574